UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
                                        ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 2, 2007

Sykes Enterprises, Incorporated

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(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
Signatures
EX 99.1 Employment Agreement dated as of January 2, 2007, between Sykes Enterprises, Incorporated and James C. Hobby, Jr.
EX 99.2 Exhibit A, dated as of January 2, 2007, to Employment Agreement between Sykes Enterprises, Incorporated and James T. Holder

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreement with James C. Hobby, Jr.

On January 2, 2007, the Company entered into a new employment agreement with James C. Hobby, Jr., the material terms and conditions of which are summarized below. The employment agreement replaced the previous employment agreement between the Company and Mr. Hobby, dated January 3, 2005.

The employment agreement provides that Mr. Hobby will serve as an executive of the Company. Mr. Hobby currently serves as Senior Vice President, Global Operations. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Hobby’s annual base salary is to be not less than $305,000.00, and he is entitled to participate in a performance-based bonus program ranging from 0% to 50% of his base salary and to standard executive fringe benefits.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Hobby an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. If Mr. Hobby’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Hobby, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Hobby may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

Amendment to Employment Agreement with James T. Holder.

On January 2, 2007, the Company and James T. Holder entered into an amendment to the employment agreement, dated January 3, 2006, between the Company and Mr. Holder, the material terms and conditions of which were summarized in the Company’s proxy statement for its 2006 Annual Shareholders’ Meeting. Under the amendment (which replaces Exhibit A to the employment agreement), Mr. Holder’s annual base salary is to be not less than $235,000, and he is entitled to participate in a performance based bonus program ranging from 0% to 40% of his base salary, and to standard executive fringe benefits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Employment Agreement dated as of January 2, 2007, between Sykes Enterprises, Incorporated and James C. Hobby, Jr.

Exhibit 99.2 Exhibit A, dated as of January 2, 2007, to Employment Agreement between Sykes Enterprises, Incorporated and James T. Holder.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED

By: /s/ W. Michael Kipphut
W. Michael Kipphut
       Senior Vice President and Chief Financial Officer
Date: January 4, 2007

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